Exhibit 32.1
CERTIFICATION OF PERIODIC FINANCIAL REPORTS
I, Eric D. Major, Chairman, President and Chief Executive Officer, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	the Annual Report on Form 10-K for the year ended December 31, 2017, (the “Periodic Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Periodic Report fairly presents, in all material respects, the financial condition and results of operations of K2M Group Holdings, Inc.

Date: February 28, 2018

/s/ Eric D. Major
Name: Eric D. Major
Chairman, President and Chief Executive Officer